RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

August 3, 2010

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C.  20549

Re: Endeavor Power Corp.

On July 29, 2010 my appointment as auditor for Endeavor Power Corp. ceased. I have read Endeavor Power Corp.’s statements included under Item 4.01 of its Form 8-K dated August 3, 2010 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant